UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2021

OPTION CARE HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-11993	05-0489664
(Commission File Number)	(IRS Employer Identification No.)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL	60015
(Address of Principal Executive Offices)	(Zip Code)

(312) 940-2443

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 22, 2021, Option Care Health, Inc. (“Option Care Health” or the “Company”) issued a press release announcing the pricing of its offering of $500 million in aggregate principal amount of 4.375% senior notes due 2029 (the “Notes”) at an issue price of 100.000% (the “Offering”). Concurrently with the Offering, the Company priced its $600 million aggregate principal amount of amended and restated term loan B facility (the “New First Lien Term Loan Facility”).

The Notes will be general senior unsecured obligations of the Company and will be guaranteed on a senior unsecured basis by each of the Company’s wholly owned existing and future domestic restricted subsidiaries that incurs or guarantees debt under the Company’s New First Lien Term Loan Facility.

The Notes will be sold to the initial purchasers thereof pursuant to the purchase agreement, dated October 22, 2021 (the “Purchase Agreement”), among the Company, the guarantors named therein and BofA Securities, Inc., as representative of the several initial purchasers named therein. The foregoing description is qualified in its entirety by the terms of the Purchase Agreement, which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1 and is incorporated herein by reference.

The Offering is expected to close on or about October 27, 2021, subject to customary closing conditions. The Company intends to use the proceeds from the Offering, together with the New First Lien Term Loan Facility and cash on hand, to refinance borrowings outstanding under its existing first lien term loan B facility, and to pay fees and expenses in connection therewith and with the Offering.

A copy of this press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. persons pursuant to Regulation S. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Neither this Report nor the press release attached hereto as Exhibit 99.1 shall constitute an offer to sell or a solicitation of an offer to buy the securities described above, and neither this Report nor the press release attached hereto as Exhibit 99.1 shall constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	Purchase Agreement, dated October 22, 2021
99.1	Press Release, dated October 22, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date: October 22, 2021	By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Chief Financial Officer